EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

PITTSBURGH, October 21, 2015 - TriState Capital Holdings, Inc. (NASDAQ: TSC) reported higher net income and earnings per share, significant loan growth and strong improvement in credit metrics in the third quarter 2015.

Net income for the parent company of TriState Capital Bank and Chartwell Investment Partners was $6.1 million in the third quarter of 2015, increasing from $5.7 million in the second quarter and $5.7 million in the third quarter of 2014. Net income per diluted share was $0.22 in the third quarter of 2015, increasing from $0.20 in the second quarter and $0.20 in the third quarter of 2014.

“We are extremely pleased with the results we’ve posted, and more importantly, with the underlying trends that produced superior performance once again for TriState Capital,” said Chief Executive Officer James F. Getz. “Our strategy is being executed on all fronts. The exceptional growth of our lower-risk-profile private banking channel lending business, coupled with the strong contributions of our middle-market commercial banking and investment management businesses, enabled us to continue very positive momentum through the first nine months of 2015. The third quarter also illustrated TriState Capital's ability to acquire, retain and grow client relationships in a range of economic, interest rate and capital markets environments, thanks to our sales-driven culture and financial services distribution model.”

THIRD QUARTER 2015 HIGHLIGHTS

•	Pre-tax and net income increased to $9.1 million and $6.1 million, respectively

•	Total loans grew 4.2%, or 16.6% annualized, during the quarter and 15.9% from one year prior

•	Private banking channel loans grew 7.7%, or 30.5% annualized, during the quarter and 31.3% from one year prior

•	NPAs declined by 21.9% during the quarter and 26.2% from one year prior, representing 0.67% of assets at September 30

•	Total adverse-rated credits declined 2.2% during the quarter and 22.4% from one year prior, representing 2.1% of total loans at September 30

•	Chartwell segment net income increased 4.3% from the linked quarter and 15.5% from the year-ago quarter.

TriState Capital recorded a credit to provision expenses of $1.3 million and $231,000 for the three and nine months ended September 30, 2015, respectively. The third quarter credit provision was driven by a $1.1 million reserve reversal from payoffs on two substandard-rated credits and a $433,000 recovery on one loan previously charged-off. Provision expenses were $185,000 and $651,000 for the second quarter of 2015 and the third quarter of 2014, respectively.

TriState Capital’s loan growth continues to generate strong net interest income (NII) that continues to outpace margin compression. NII was $17.0 million in the third quarter of 2015, increasing 2.0% from $16.6 million in the second quarter and 4.4% from $16.2 million in the third quarter of 2014.

Investment management fees of $7.0 million reflected Chartwell’s net growth in new business and inflows in the third quarter of 2015, offset by general declines in U.S. equity markets for the three months ended September 30. Chartwell investment management fees were $7.5 million in the linked quarter and $7.4 million in the year-ago quarter.

Other non-interest income was $1.0 million in the third quarter of 2015, reflecting lower activity levels for swaps in the period, compared to $2.1 million in the linked quarter and $1.9 million in the year-ago quarter. Total non-interest income was $8.1 million, or 32.2% of total revenue, in the third quarter of 2015, compared to $9.6 million in the linked quarter and $9.3 million in the year-ago period.

Total revenue was $25.0 million in the third quarter of 2015, reflecting lower investment management fees and other non-interest income in the period, compared to $26.2 million in the linked quarter and $25.5 million in the year-ago quarter.

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Third quarter 2015 non-interest expenses were $17.3 million, or 2.25% of average assets on an annualized basis, compared to $17.6 million, or 2.39%, in the linked quarter and $16.7 million, or 2.43%, in the prior year quarter. The efficiency ratio for the bank was 64.93% in the third quarter of 2015, compared to 60.78% in the linked quarter and 58.34% in the year-ago quarter as a result of lower total revenue in the current quarter.

BALANCE SHEET GROWTH
Loans totaled $2.66 billion at September 30, 2015, increasing 4.2%, or 16.6% annualized, from June 30. Total loans grew 15.9% over balances at September 30, 2014. Private banking channel loans totaled $1.20 billion, growing 7.7% from the end of the linked quarter and 31.3% from the end of the year-ago quarter. Commercial real estate (CRE) loans totaled $831.2 million, growing 2.8% from the end of the linked quarter and 21.1% from the end of the year-ago quarter. Commercial and industrial (C&I) loan balances were $630.1 million at September 30, 2015, decreasing 0.2% from the end of the linked quarter and 9.5% from one year prior.

Deposits grew by 2.0% during the third quarter to $2.60 billion at September 30, 2015, while deposit funding costs remained flat from the linked quarter. Compared to the year-ago quarter, deposits grew 15.9% at period end, while deposit funding costs increased 2 basis points. The bank continues to grow deposits and has extended time deposit maturities to 299 days at September 30, 2015 from 213 one year prior.

TriState Capital remains very well positioned to profit from a rising interest-rate environment as the bank continues to manage a highly asset-sensitive balance sheet. At September 30, 2015, 84% of TriState Capital’s loan portfolio and 58% of its securities portfolio were floating rate. In addition, 36% of deposits were fixed-rate time deposits.

ASSET QUALITY
TriState Capital’s strong asset quality metrics in the third quarter of 2015 reflected the bank’s strategic shift toward lower-risk-profile earning loans, particularly private banking channel margin lending, as well as the payoffs of two substandard-rated credits and a recovery on one loan previously charged-off.

The company’s allowance for loan losses reflects its growing portfolio of private banking channel margin loans secured by marketable securities, which require lower provision based on their lower risk profile, as well as a decrease in non-performing loans. The allowance for loan losses represented 0.73% of total loans at September 30, 2015, compared to 0.84% at June 30, 2015 and 0.97% at September 30, 2014.

TriState Capital experienced net charge-offs on loans totaling $716,000, or 0.11% of average total loans, in the current quarter and net recoveries of $17,000 in the linked quarter. Net charge-offs for the third quarter of 2014 were $1.1 million, or 0.19% of average total loans. Non-performing assets (NPAs) declined by $5.9 million, or 21.9%, to $20.9 million during the third quarter of 2015. NPAs represented 0.67% of total assets at September 30, 2015, improving from 0.89% at June 30, 2015 and 1.03% at September 30, 2014.

Adverse-rated credits declined 2.2% during the third quarter and 22.4% from September 30, 2014. Adverse-rated credits represented 2.1% of total loans at the end of the third quarter of 2015, 2.2% at June 30, 2015 and 3.1% at September 30, 2014.

INVESTMENT MANAGEMENT
In spite of U.S. equity market volatility in the third quarter, net inflows reflect Chartwell's continued strong performance relative to benchmarks across disciplines, as well as the productivity of the boutique investment manager's business development efforts. Third quarter assets under management (AUM) reflects $258 million in new business and new flows from existing accounts, offset by outflows of $197 million and market depreciation of $560 million. Chartwell’s AUM were $7.6 billion at the end of the third quarter of 2015, compared to $8.1 billion at the end of the second quarter of 2015 and $7.6 billion at September 30, 2014.

Chartwell net income grew to $1.1 million in the third quarter of 2015, increasing 4.3% from the linked quarter and 15.5% from the year-ago quarter. Chartwell profitability remained strong, comprising 18% of TriState Capital Holdings’ consolidated net income, as the lower investment management fees associated with recent equity market volatility were offset by lower incentive compensation expense in the third quarter of 2015.

EXHIBIT 99

The weighted average fee rate was 0.37% for each of the second and third quarters of 2015. Chartwell investment management fees were $7.0 million in the third quarter of 2015, compared to $7.5 million in the linked quarter and $7.4 million in the year-ago quarter.

CAPITAL STRENGTH AND FLEXIBILITY
TriState Capital’s earnings in the quarter funded superior loan growth in the period, while the company maintained capital ratios that exceed the highest required regulatory benchmark levels. As of September 30, 2015, TriState Capital Holdings reported ratios of 13.99% for total risk-based capital, 12.22% for tier 1 risk-based capital, 12.22% for common equity tier 1 risk-based capital and 9.30% for tier 1 leverage.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on October 22 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10073757 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital Holdings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference call through October 31. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other locations and entering the conference number 10073757.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary has $3.1 billion in assets, as of September 30, 2015, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary has $7.6 billion in assets under management, as of September 30, 2015, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

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MEDIA CONTACTS
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
TriState Capital Holdings, Inc.
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
(Dollars in thousands)	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Period-end balance sheet data:
Cash and cash equivalents	$100,424	$100,235	$99,133	$100,424	$99,133
Total investment securities	220,012	219,662	225,509	220,012	225,509
Loans held-for-sale	—	4,084	—	—	—
Loans held-for-investment	2,661,191	2,554,343	2,296,507	2,661,191	2,296,507
Allowance for loan losses	(19,350)	(21,407)	(22,376)	(19,350)	(22,376)
Loans held-for-investment, net	2,641,841	2,532,936	2,274,131	2,641,841	2,274,131
Goodwill and other intangibles, net	51,205	51,595	52,719	51,205	52,719
Other assets	116,765	108,649	102,801	116,765	102,801
Total assets	$3,130,247	$3,017,161	$2,754,293	$3,130,247	$2,754,293

Total deposits	$2,600,508	$2,550,695	$2,244,324	$2,600,508	$2,244,324
Borrowings	175,000	125,000	165,000	175,000	165,000
Other liabilities	34,199	27,068	37,610	34,199	37,610
Total liabilities	2,809,707	2,702,763	2,446,934	2,809,707	2,446,934

Total shareholders' equity	320,540	314,398	307,359	320,540	307,359

Total liabilities and shareholders' equity	$3,130,247	$3,017,161	$2,754,293	$3,130,247	$2,754,293

Income statement data:
Interest income	$20,940	$20,426	$19,681	$61,361	$56,980
Interest expense	3,984	3,808	3,435	11,331	8,834
Net interest income	16,956	16,618	16,246	50,030	48,146
Provision (credit) for loan losses	(1,341)	185	651	(231)	10,368
Net interest income after provision (credit) for loan losses	18,297	16,433	15,595	50,261	37,778
Non-interest income:
Investment management fees	7,020	7,514	7,418	22,189	17,381
Net gain on the sale of investment securities available-for-sale	—	—	—	17	1,428
Other non-interest income	1,044	2,117	1,872	4,547	4,082
Total non-interest income	8,064	9,631	9,290	26,753	22,891
Non-interest expense:
Intangible amortization expense	390	390	389	1,169	909
Other non-interest expense	16,911	17,192	16,284	50,816	44,040
Total non-interest expense	17,301	17,582	16,673	51,985	44,949
Income before tax	9,060	8,482	8,212	25,029	15,720
Income tax expense	2,942	2,754	2,506	8,127	4,884
Net income	$6,118	$5,728	$5,706	$16,902	$10,836

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Nine Months Ended
(Dollars in thousands, except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Per share and share data:
Earnings per share:
Basic	$0.22	$0.21	$0.20	$0.61	$0.38
Diluted	$0.22	$0.20	$0.20	$0.60	$0.37
Book value per common share	$11.44	$11.23	$10.70	$11.44	$10.70
Tangible book value per common share (1)	$9.61	$9.39	$8.87	$9.61	$8.87
Common shares outstanding, at end of period	28,027,695	28,000,695	28,712,779	28,027,695	28,712,779
Average common shares outstanding:
Basic	27,728,705	27,718,226	28,712,779	27,779,023	28,699,015
Diluted	28,281,244	28,184,048	29,005,151	28,207,659	29,138,533

Performance ratios:
Return on average assets (2)	0.79%	0.78%	0.83%	0.76%	0.56%
Return on average equity (2)	7.64%	7.36%	7.42%	7.23%	4.80%
Net interest margin (2) (3)	2.32%	2.38%	2.50%	2.38%	2.62%
Bank efficiency ratio (1)	64.93%	60.78%	58.34%	62.36%	59.82%
Efficiency ratio (1)	69.15%	66.98%	65.29%	67.72%	64.57%
Efficiency ratio, as adjusted (1)	67.59%	65.50%	63.77%	66.20%	63.20%
Non-interest expense to average assets (2)	2.25%	2.39%	2.43%	2.35%	2.34%

Asset quality:
Non-performing loans	$19,119	$24,978	$26,898	$19,119	$26,898
Non-performing assets	$20,885	$26,744	$28,311	$20,885	$28,311
Other real estate owned	$1,766	$1,766	$1,413	$1,766	$1,413
Non-performing assets to total assets	0.67%	0.89%	1.03%	0.67%	1.03%
Allowance for loan losses to loans	0.73%	0.84%	0.97%	0.73%	0.97%
Allowance for loan losses to non-performing loans	101.21%	85.70%	83.19%	101.21%	83.19%
Net charge-offs (recoveries)	$716	$(17)	$1,097	$692	$6,988
Net charge-offs (recoveries) to average total loans (2)	0.11%	—%	0.19%	0.04%	0.45%

Revenue:
Total revenue (1)	$25,020	$26,249	$25,536	$76,766	$69,609
Pre-tax, pre-provision net revenue (1)	$7,719	$8,667	$8,863	$24,781	$24,660

Capital ratios:
Tangible equity to tangible assets (1)	8.75%	8.86%	9.43%	8.75%	9.43%
Tier 1 leverage ratio	9.30%	9.42%	9.53%	9.30%	9.53%
Common equity tier 1 risk-based capital ratio	12.22%	12.23%	N/A	12.22%	N/A
Tier 1 risk-based capital ratio	12.22%	12.23%	9.60%	12.22%	9.60%
Total risk-based capital ratio	13.99%	14.45%	11.52%	13.99%	11.52%

Assets under management	$7,625,000	$8,124,000	$7,578,000	$7,625,000	$7,578,000

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$94,015	$84	0.35%	$102,353	$87	0.34%	$125,655	$114	0.36%
Federal funds sold	6,197	2	0.13%	6,420	2	0.12%	7,665	1	0.05%
Investment securities available-for-sale	172,922	597	1.37%	153,983	465	1.21%	179,163	522	1.16%
Investment securities held-to-maturity	45,941	454	3.92%	40,051	384	3.85%	39,903	323	3.21%
Total loans	2,598,362	19,872	3.03%	2,505,646	19,551	3.13%	2,240,116	18,779	3.33%
Total interest-earning assets	2,917,437	21,009	2.86%	2,808,453	20,489	2.93%	2,592,502	19,739	3.02%
Other assets	139,372			136,861			131,451
Total assets	$3,056,809			$2,945,314			$2,723,953

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$97,493	$99	0.40%	$98,183	$99	0.40%	$84,045	$86	0.41%
Money market deposit accounts	1,418,547	1,523	0.43%	1,352,153	1,336	0.40%	1,136,000	1,125	0.39%
Time deposits (excluding CDARS®)	436,529	941	0.86%	459,546	1,089	0.95%	472,965	1,014	0.85%
CDARS® time deposits	448,300	711	0.63%	441,092	652	0.59%	395,254	529	0.53%
Borrowings:
FHLB borrowing	130,054	156	0.48%	79,176	78	0.40%	132,609	127	0.38%
Subordinated notes payable	35,000	554	6.28%	35,000	554	6.35%	35,000	554	6.28%
Total interest-bearing liabilities	2,565,923	3,984	0.62%	2,465,150	3,808	0.62%	2,255,873	3,435	0.60%
Noninterest-bearing deposits	148,323			137,647			125,668
Other liabilities	24,743			30,304			37,508
Shareholders' equity	317,820			312,213			304,904
Total liabilities and shareholders' equity	$3,056,809			$2,945,314			$2,723,953

Net interest income		$17,025			$16,681			$16,304
Net interest spread			2.24%			2.31%			2.42%
Net interest margin (1)			2.32%			2.38%			2.50%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Nine Months Ended September 30,
	2015			2014
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$104,953	$273	0.35%	$173,697	$437	0.34%
Federal funds sold	6,143	4	0.09%	7,715	3	0.05%
Investment securities available-for-sale	162,838	1,550	1.27%	175,312	1,648	1.26%
Investment securities held-to-maturity	40,616	1,190	3.92%	30,272	760	3.36%
Total loans	2,510,374	58,534	3.12%	2,077,090	54,308	3.50%
Total interest-earning assets	2,824,924	61,551	2.91%	2,464,086	57,156	3.10%
Other assets	136,501			109,406
Total assets	$2,961,425			$2,573,492

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$103,674	318	0.41%	$56,205	$119	0.28%
Money market deposit accounts	1,343,867	4,079	0.41%	1,068,005	3,080	0.39%
Time deposits (excluding CDARS®)	446,137	3,017	0.90%	479,062	3,036	0.85%
CDARS® time deposits	437,542	1,928	0.59%	412,235	1,636	0.53%
Borrowings:
FHLB borrowing	103,315	328	0.42%	86,594	250	0.39%
Subordinated notes payable	35,000	1,661	6.35%	15,000	713	6.36%
Total interest-bearing liabilities	2,469,535	11,331	0.61%	2,117,101	8,834	0.56%
Noninterest-bearing deposits	149,224			125,690
Other liabilities	30,026			28,873
Shareholders' equity	312,640			301,828
Total liabilities and shareholders' equity	$2,961,425			$2,573,492

Net interest income		$50,220			$48,322
Net interest spread			2.30%			2.54%
Net interest margin (1)			2.38%			2.62%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	September 30, 2015		June 30, 2015		September 30, 2014
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Private banking channel loans	$1,199,883	45.1%	$1,114,342	43.6%	$914,130	39.8%
Middle-market banking channel loans:
Commercial and industrial	630,131	23.7%	631,122	24.7%	696,185	30.3%
Commercial real estate	831,177	31.2%	808,879	31.7%	686,192	29.9%
Total middle-market banking channel loans	1,461,308	54.9%	1,440,001	56.4%	1,382,377	60.2%
Loans held-for-investment	$2,661,191	100.0%	$2,554,343	100.0%	$2,296,507	100.0%

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TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$20,883	$—	$57	$20,940	$19,635	$—	$46	$19,681
Interest expense	3,430	—	554	3,984	2,918	—	517	3,435
Net interest income (loss)	17,453	—	(497)	16,956	16,717	—	(471)	16,246
Provision (credit) for loan losses	(1,341)	—	—	(1,341)	651	—	—	651
Net interest income (loss) after provision (credit) for loan losses	18,794	—	(497)	18,297	16,066	—	(471)	15,595
Non-interest income:
Investment management fees	—	7,074	(54)	7,020	—	7,470	(52)	7,418
Net gain on the sale of investment securities available-for-sale	—	—	—	—	—	—	—	—
Other non-interest income	1,051	(7)	—	1,044	1,875	(3)	—	1,872
Total non-interest income	1,051	7,067	(54)	8,064	1,875	7,467	(52)	9,290
Non-interest expense:
Intangible amortization expense	—	390	—	390	—	389	—	389
Other non-interest expense	12,015	4,936	(40)	16,911	10,847	5,469	(32)	16,284
Total non-interest expense	12,015	5,326	(40)	17,301	10,847	5,858	(32)	16,673
Income (loss) before tax	7,830	1,741	(511)	9,060	7,094	1,609	(491)	8,212
Income tax expense (benefit)	2,442	660	(160)	2,942	1,971	673	(138)	2,506
Net income (loss)	$5,388	$1,081	$(351)	$6,118	$5,123	$936	$(353)	$5,706

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	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$61,198	$—	$163	$61,361	$56,934	$—	$46	$56,980
Interest expense	9,689	—	1,642	11,331	8,245	—	589	8,834
Net interest income (loss)	51,509	—	(1,479)	50,030	48,689	—	(543)	48,146
Provision (credit) for loan losses	(231)	—	—	(231)	10,368	—	—	10,368
Net interest income (loss) after provision (credit) for loan losses	51,740	—	(1,479)	50,261	38,321	—	(543)	37,778
Non-interest income:
Investment management fees	—	22,332	(143)	22,189	—	17,484	(103)	17,381
Net gain on the sale of investment securities available-for-sale	17	—	—	17	1,428	—	—	1,428
Other non-interest income	4,553	(6)	—	4,547	4,044	38	—	4,082
Total non-interest income	4,570	22,326	(143)	26,753	5,472	17,522	(103)	22,891
Non-interest expense:
Intangible amortization expense	—	1,169	—	1,169	—	909	—	909
Other non-interest expense	34,958	15,931	(73)	50,816	31,547	12,505	(12)	44,040
Total non-interest expense	34,958	17,100	(73)	51,985	31,547	13,414	(12)	44,949
Income (loss) before tax	21,352	5,226	(1,549)	25,029	12,246	4,108	(634)	15,720
Income tax expense (benefit)	6,630	1,981	(484)	8,127	3,336	1,726	(178)	4,884
Net income (loss)	$14,722	$3,245	$(1,065)	$16,902	$8,910	$2,382	$(456)	$10,836

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible equity,” “tangible equity to tangible assets,” “tangible book value per common share,” “total revenue,” “pre-tax, pre-provision net revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible equity” is defined as shareholders' equity reduced by intangible assets, including goodwill, if any. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders' equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a business purchase combination, has the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible equity to tangible assets” is defined as the ratio of shareholders' equity reduced by intangible assets, divided by total assets reduced by intangible assets. We believe this measure is important to many investors who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

“Tangible book value per common share” is defined as book value, excluding the impact of goodwill, if any, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill is an intangible asset that is recorded in a purchase business combination.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale of investment securities available-for-sale. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain other items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale of investment securities available-for-sale. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense divided by our total revenue. “Efficiency ratio, as adjusted” is defined as non-interest expense, excluding non-recurring expenses associated with the Chartwell acquisition and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2015	2015	2014
Tangible equity to tangible assets:
Total shareholders' equity	$320,540	$314,398	$307,359
Less: intangible assets	51,205	51,595	52,719
Tangible equity	$269,335	$262,803	$254,640
Total assets	$3,130,247	$3,017,161	$2,754,293
Less: intangible assets	51,205	51,595	52,719
Tangible assets	$3,079,042	$2,965,566	$2,701,574
Tangible equity to tangible assets	8.75%	8.86%	9.43%

Tangible book value per common share:
Tangible equity	$269,335	$262,803	$254,640
Common shares outstanding	28,027,695	28,000,695	28,712,779
Tangible book value per common share	$9.61	$9.39	$8.87

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2015	2015	2014	2015	2014
Pre-tax, pre-provision net revenue:
Net interest income	$16,956	$16,618	$16,246	$50,030	$48,146
Total non-interest income	8,064	9,631	9,290	26,753	22,891
Less: net gain on the sale of investment securities available-for-sale	—	—	—	17	1,428
Total revenue	25,020	26,249	25,536	76,766	69,609
Less: total non-interest expense	17,301	17,582	16,673	51,985	44,949
Pre-tax, pre-provision net revenue	$7,719	$8,667	$8,863	$24,781	$24,660

Efficiency ratio:
Total non-interest expense (numerator)	$17,301	$17,582	$16,673	$51,985	$44,949
Total revenue (denominator)	$25,020	$26,249	$25,536	$76,766	$69,609
Efficiency ratio	69.15%	66.98%	65.29%	67.72%	64.57%

Efficiency ratio, as adjusted:
Less: nonrecurring expenses (1)	$—	$—	$—	$—	$45
Less: intangible amortization expense	390	390	389	1,169	909
Total non-interest expense, as adjusted (numerator)	$16,911	$17,192	$16,284	$50,816	$43,995
Total revenue (denominator)	$25,020	$26,249	$25,536	$76,766	$69,609
Efficiency ratio, as adjusted	67.59%	65.50%	63.77%	66.20%	63.20%

(1)	Nonrecurring expenses include costs associated with the Chartwell transaction.

EXHIBIT 99

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2015	2015	2014	2015	2014
Bank pre-tax, pre-provision net revenue:
Net interest income	$17,453	$17,115	$16,717	$51,509	$48,689
Total non-interest income	1,051	2,117	1,875	4,570	5,472
Less: net gain on the sale of investment securities available-for-sale	—	—	—	17	1,428
Total revenue	18,504	19,232	18,592	56,062	52,733
Less: total non-interest expense	12,015	11,690	10,847	34,958	31,547
Pre-tax, pre-provision net revenue	$6,489	$7,542	$7,745	$21,104	$21,186

Bank efficiency ratio:
Total non-interest expense (numerator)	$12,015	$11,690	$10,847	$34,958	$31,547
Total revenue (denominator)	$18,504	$19,232	$18,592	$56,062	$52,733
Efficiency ratio	64.93%	60.78%	58.34%	62.36%	59.82%